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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Tetra Tech, Inc. on Form S-3 of our reports dated November 15, 2000, appearing in and incorporated by reference in, the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 1, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

Los Angeles, California
December 29, 2000